                                                                    EXHIBIT 23.3


                         Independent Auditors' Consent

We consent to the incorporation by reference in (i) Registration Statement No. 333-87452 of United Auto Group, Inc. on Form S-4, (ii) Registration Statement No. 333-88014 of United Auto Group, Inc. on Form S-3, (iii) and Registration Statement Nos. 333-14971, 333-26219 and 333-50816 on Form S-8 of our report dated April 9, 2001 relating to the financial statements of HBL, Inc., which appears in this Current Report on Form 8-K under the Securities Exchange Act of 1934 Form 8K of United Auto Group, Inc. dated August, 7, 2002.


                                                 Kaiser Scherer & Schlegel, PLLC

Washington, D.C.
August 6, 2002